Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

THE UNITED STATES DEPARTMENT OF DEFENSE

- and -

TRILOGY METALS INC.

August 28, 2026

TABLE OF CONTENTS

Page

Article 1 INTERPRETATION		1

1.1	Defined Terms	1
1.2	Rules of Construction	8
1.3	Time of Essence	9
1.4	Governing Law and Submission to Jurisdiction	9
1.5	Severability	10
1.6	Specific Performance	10
1.7	Remedies	10
1.8	Entire Agreement	10
1.9	Schedules and Appendices	11

Article 2 PURCHASE OF COMMON SHARES		11

2.1	Investment in Company	11
2.2	Use of Proceeds	11

Article 3 REPRESENTATIONS AND WARRANTIES		11

3.1	Representations and Warranties of the Company	11
3.2	Representations and Warranties of the Investor	23
3.3	Survival of Representations and Warranties	24
3.4	Legends	24

Article 4 CLOSING		25

4.1	Closing	25
4.2	Mutual Conditions to Closing	26
4.3	Company Closing Deliveries and Investor Conditions	26
4.4	Investor Closing Deliveries and Company Conditions	27
4.5	Termination	27

Article 5 ADDITIONAL COVENANTS		27

5.1	Board Nomination Right	27
5.2	Observer Right	29
5.3	Debt Covenant	30
5.4	AAP Completion Date Notice	30
5.5	Restricted Entity Event	30
5.6	Officer’s Certificate	31
5.7	Information and Audit Rights	31
5.8	Indemnification	31
5.9	Post-Closing Filings	32
5.10	Investor Notification	32
5.11	Survival	32

Article 6 GENERAL PROVISIONS		32

6.1	Notices	32
6.2	Investor Acknowledgement	33
6.3	Expenses	34
6.4	Further Assurances	34
6.5	Amendments	34

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6.6	Assignment	34
6.7	Successors and Assigns	34
6.8	No Partnership	35
6.9	Counterparts	35

Schedule A – Registration and Delivery Instructions

Schedule B – Investor Information

Schedule C – Form of Investor Participation Rights Agreement

Schedule D – Form of Registration Rights Agreement

Schedule E – Form of Warrant Certificate

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INVESTMENT AGREEMENT

THIS AGREEMENT made the 28th day of August, 2026 (the “Effective Date”)

BETWEEN:

THE UNITED STATES DEPARTMENT OF DEFENSE,

(also referred to herein as the “Department of War” or the “Investor”),

- and -

TRILOGY METALS INC., a corporation organised and existing under the laws of the Province of British Columbia,

(hereinafter referred to as the “Company”).

WHEREAS the Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, 8,215,570 units (the “Units”) of the Company at a price of $2.17 per Unit, with each Unit comprised of one Common Share (as defined herein) and three-quarters of one Warrant (as defined herein) for an aggregate purchase price of $17,827,786.90 (the “Purchase Price”), in reliance upon the representations, warranties and covenants contained herein. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately upon issuance of the Units.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

Article 1
INTERPRETATION

1.1            Defined Terms

For the purposes of this Agreement (including the recitals and the Schedules hereto), unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“AAP Completion Date” means the earlier to occur of (i) the completion of Phase 1 of the Ambler Access Project in accordance with the Joint Record of Decision or such other federal permit(s) in place for the Ambler Access Project at the applicable time, as determined by the Engineering Firm or AIDEA, and (ii) the use by Ambler Metals or its Affiliate of the Ambler Access Project by at least ten (10) trucks within any ten (10) day period transporting ore concentrate or concentrate;

“Additional Improvements Completion Date” means completion of both (i) Phase 1 of the Ambler Access Project in accordance with the Joint Record of Decision or such other federal permit(s) in place for the Ambler Access Project at the applicable time, and (ii) any additional improvements to Phase 1 as reasonably necessary, including a full-thickness embankment and road widening, to allow the Ambler Access Project to be used on an all-season basis by trucks capable of transporting ore concentrate with sufficient passing zones to enable overall two-way traffic, in each case, as determined by the Engineering Firm or AIDEA;

“AAP Notice” has the meaning set forth in Section 5.4;

“Act” means the Business Corporations Act (British Columbia);

“Action” shall have the meaning set out in Section 3.1(yy);

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person at any time during the period for which the determination of affiliation is being made;

“AIDEA” means the Alaska Industrial Development and Export Authority;

“Ambler Access Project” means the proposed 211-mile industrial road from the Dalton Highway to Alaska’s remote Ambler Mining District, a region with significant deposits of critical minerals, being developed by the AIDEA;

“Ambler Metals” means Ambler Metals LLC, a Delaware limited liability company;

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Canadian Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions;

“ATM Program” means the at-the-market equity program of the Company pursuant to the equity distribution agreement dated November 7, 2025, among the Company, Cantor Fitzgerald & Co., BMO Capital Markets Corp., Canaccord Genuity LLC, National Bank of Canada Financial Inc., and Raymond James (USA) Ltd.;

“BCSC” shall have the meaning set out in Section 6.2;

“beneficially own,” “beneficial ownership of,” or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the U.S. Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately;

“Board” means the board of directors of the Company;

“Board Designee” shall have the meaning set out in Section 5.1(a);

“Board Materials” shall have the meaning set out in Section 5.2(a);

“Borrowed Debt” means all obligations, liabilities and indebtedness for borrowed money which would, in accordance with generally accepted accounting principles, be classified upon a consolidated balance sheet as liabilities, in all cases excluding:

(a)	guarantees, sureties, financial assistance, indemnities, legally binding assurances and comfort letters or other contingent obligations relating to the indebtedness or other obligations of another Person, including under any indemnifications, purchase price adjustments or similar provisions of agreements in connection with acquisitions or investments;

(b)	obligations under any operating lease arrangements that may, under applicable accounting principles, constitute debt or liabilities from time to time;

(c)	any monetary obligations created or assumed as part of the purchase price of real or tangible personal property, whether or not secured (and any extensions, renewals or refundings of any such obligation);

(d)	accounts payable to trade creditors and accrued liabilities incurred in the ordinary course of business; and

(e)	any obligations arising under any royalty arrangements (whether secured or unsecured) or metal streaming or prepaid commodity purchase arrangements or any liquidated damages structures contemplated thereunder;

“Business Day” means any day other than (i) Saturday, Sunday or a statutory holiday when banks are not open in New York, New York or Vancouver, British Columbia, or (ii) a statutory holiday when banks are not open in Perth, Australia;

“Call Option” has the meaning set out in the definition of Concurrent South32 Sale;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Reporting Jurisdictions;

“Change of Control” means:

(a)	the acquisition, whether directly or indirectly, by a Person, or any Persons acting jointly or in concert (as determined in accordance with the U.S. Exchange Act and the rules and regulations thereunder) of voting securities of the Company which, together with any other voting securities of the Company held by such Person or Persons, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Company;

(b)	an amalgamation, arrangement or other form of business combination of the Company with another Person which results in the holders of voting securities of that other Person holding, in the aggregate, 50% or more of all outstanding voting securities of the Company (including a merged or successor company) resulting from the business combination; or

(c)	the sale, lease or exchange of all or substantially all of the direct or indirect property of the Company to another Person, or other than in the ordinary course of business of the Company.

“Closing” means the closing of the purchase and sale of the Units;

“Closing Date” shall have the meaning set out in Section 4.1;

“Commission” shall mean the U.S. Securities and Exchange Commission;

“Common Shares” means the common shares in the capital of the Company;

“Common Share Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares, including Equity Awards;

“Company” shall have the meaning set out in the recitals hereto;

“Company Affiliate” means each director, executive officer or Subsidiary of the Company;

“Company Reports” shall have the meaning set out in Section 3.1(u);

“Concurrent South32 Sale” means the sale by South32 to the Investor of (i) 8,215,570 Common Shares of the Company for aggregate consideration of $17,827,785.90; and (ii) a 10-year call option (the "Call Option") to acquire 6,161,678 Common Shares of the Company for an aggregate amount of $1.00, at a strike price of $0.01 per Common Share, which Call Option shall not be exercisable unless and until the earlier of (a) the determination that the AAP Completion Date has occurred or (b) a Change of Control of the Company, in each case, pursuant to terms and conditions set forth in the South32 Transaction Agreement;

“Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Cooperation Agreement” means the cooperation agreement, of even date herewith, among NovaCopper US Inc., South32 USA Exploration Inc., Ambler Metals and the Investor in form and substance satisfactory to the parties thereto;

“Effective Date” has the meaning set out on the preamble;

“Environmental Laws” has the meaning set out in Section 3.1(vv);

“Evaluation Date” shall have the meaning set out in Section 3.1(bbb);

“Engineering Firm” means the lead engineering firm for the construction of Phase 1 of the Ambler Access Project, or if such engineering firm is not willing or able to determine the completion of the Ambler Access Project, an engineering firm mutually acceptable to Ambler Metals and the Investor;

“Exchange” means each of the NYSE American and the Toronto Stock Exchange and each successor thereto (together, the “Exchanges”);

“Equity Awards” means the equity incentive awards issued by the Company, from time to time, pursuant to the Plans;

“Financial Statements” shall have the meaning set out in Section 3.1(v);

“Form 45-106F1” means Form 45-106 to National Instrument 45-106 – Prospectus Exemptions;

“GAAP” shall have the meaning set out in Section 3.1(v);

“GDPR” shall have the meaning set out in Section 3.1(iii);

“Governmental Authority” means any (a) nation or government, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign, or other government, or (c) governmental or quasi-governmental authority of any nature (including any relevant domestic, foreign, multinational or international body, governmental division, department, agency, board, bureau, commission, instrumentality, official, organization, regulatory body, or other entity and any court, arbitrator, or other tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

“Investor” shall have the meaning set out in the recitals hereto;

“Investor Participation Rights Agreement” means the participation rights agreement to be entered in to between the Company and the Investor on the Closing Date, substantially in the form appended hereto as Schedule C;

“IT Systems and Data” shall have the meaning set out in Section 3.1(hhh);

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or other restriction;

“LLC Agreement” means Amended and Restated Limited Liability Company Agreement, dated February 11, 2020 between South32 USA Exploration Inc., NovaCopper US Inc. and Ambler Metals;

“Material Adverse Effect” shall mean any of: (i) a material adverse effect on the legality, validity or enforceability of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Ambler Metals and its subsidiaries, taken as a whole or (iv) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents.

“Material Properties” means the mineral properties described in the Company Reports as the Upper Kobuk mineral projects located in the Ambler Mining District in Northwest Alaska, United States;

“Money Laundering Laws” shall have the meaning set out in Section 3.1(jjj);

“NI 43-101” shall have the meaning set forth in Section 3.1(ff);

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“Observer” shall have the meaning set out in Section 5.2(a);

“OFAC” has the meaning set out in Section 3.1(uu);

“Offering” means the issuance and sale of Units by the Company for the Purchase Price;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

“Personal Data” shall have the meaning set out in Section 3.1(iii);

“Plans” means the Company’s 2012 Equity Incentive Plan, Restricted Share Unit Plan, Non-Executive Director Deferred Share Unit Plan and a Non-Executive Directors Fixed Deferred Share Unit Plan;

“Policies” shall have the meaning set out in Section 3.1(iii);

“Privacy Laws” shall have the meaning set out in Section 3.1(iii);

“Proceeding” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation, legal or administrative proceeding or other similar event, occurrence or proceeding;

“Project” means the Upper Kobuk Mineral Projects located in the Ambler Mining District in Northwest Alaska, United States;

“Purchase Price” shall have the meaning set out in the recitals hereto;

“Purchase Price Allocation” shall have the meaning set out in Section 2.1;

“QA/QC” shall have the meaning set out in Section 3.1(hh);

“Registration Rights Agreement” means the registration rights agreement to be entered in to between the Company and the Investor on the Closing Date, substantially in the form appended hereto as Schedule D;

“Reporting Jurisdictions” means all of the jurisdictions in Canada in which the Company is a “reporting issuer;”

“Restricted Entity” means any Person that is, or is majority-owned or Controlled, directly or indirectly, by, (i) a Person then appearing upon the “Denied Persons List,” the “Entity List,” or the “Unverified List,” as maintained by the U.S. Department of Commerce; (ii) a Person on the U.S. Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List,” the “Sectoral Sanctions Identifications List,” the “Non-SDN Chinese Military-Industrial Complex Companies List,” the “Foreign Sanctions Evaders List,” or any similar list maintained by a Governmental Authority of the United States, including Persons resident in embargoed countries, territories, or regions; (iii) a “foreign entity of concern” as defined by 15 U.S.C. § 4651(8) or 42 U.S.C. § 18741(a)(5) or a “foreign adversary” as defined by 15 CFR § 791.4; (iv) the government, including any political subdivision, agency, or instrumentality thereof, or any national, of (a) any country, territory, or region against which the United States maintains comprehensive economic sanctions or embargos from (as of the date hereof, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine); (b) The People’s Republic of China or (c) a country determined to be of risk in accordance with U.S. Department of Energy Order DOE O 486.1A(5)(d) (https://www.energy.gov/science/countries-risk); (v) a Person that the Company knows or reasonably suspects is acting or purporting to act, directly or indirectly, on behalf of, or a Person (wherever organized, in the case of an entity) majority-owned or Controlled by, any of the Persons listed in sub-clauses (i)-(iv) above; or (vi) a Person with whom dealings are expressly prohibited on account of any economic sanctions laws, regulations, or directives, of the United States, if the investment in such Person would cause the Company to be knowingly in violation of such economic sanctions laws, regulations, or directives. With respect to any Person that is a company with a class of securities registered under the U.S. Exchange Act (or subject to a comparable non-U.S. reporting regime), for purposes of this definition of Restricted Entity, ownership does not include passive non-controlling beneficial ownership of less than 10% by any single person or any “group” (as defined in Section 13(d)(3) of the U.S. Exchange Act and Rule 13d-5 thereunder);

“Securities” means, collectively, the Units and the Subscription Shares and Warrants comprising the Units;

“S-K 1300” shall have the meaning set forth in Section 3.1(ff);

“Solvent” is, as to any Person as of any date of determination, that on such date: (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature; and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability;

“South32” means South32 International Investment Holdings Pty. Ltd.;

“South32 Participation Rights Agreement” means the Participation Rights Agreement dated December 19, 2017 between South32 and the Company;

“South32 Transaction Agreement” means the transaction agreement of even date herewith between South32 and the Investor with respect to the Concurrent South32 Sale;

“Subscription Shares” means the Common Shares forming part of the Units;

“Subsidiaries” means (i) NovaCopper US Inc., a Delaware corporation wholly-owned by the Company, and (ii) 995 Exploration Inc., a Delaware corporation wholly-owned by the Company;

“Time of Closing” means 12:00 p.m. New York, New York time (or such later time as the parties hereto agree) on the Closing Date;

“Transactions” means the transactions contemplated by this Agreement, the South32 Transaction Agreement, the Warrant, the Cooperation Agreement and the Registration Rights Agreement;

“Transaction Documents” means this Agreement, the South32 Transaction Agreement, the Cooperation Agreement, the Warrant, the Registration Rights Agreement, the Investor Participation Rights Agreement, and any other documents or agreements executed in connection with the Transactions;

“TSX” shall have the meaning set out in Section 3.4;

“TSX Legend” shall have the meaning set out in Section 3.4;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“Units” shall have the meaning set out in the recitals hereto;

“Warrant Certificate” means the certificates(s) representing the Warrants, substantially in the form appended hereto as Schedule E;

“Warrant Share” means a Common Share issuable upon exercise of a Warrant; and

“Warrants” means the warrants forming part of the Units, each full warrant exercisable to acquire a Warrant Share for a period of ten years at an exercise price of $0.01 provided that such warrant shall not be exercisable unless and until the earlier of (a) the determination by the Investor that the AAP Completion Date has occurred or (b) a Change of Control of the Company occurs.

1.2            Rules of Construction

In this Agreement:

(a)	the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an “Article”, “Section” or “Schedule” followed by a number or letter refer to the specified Article or Section of or Schedule to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;

(f)	the terms “party” and the “parties” refer to a party or the parties to this Agreement;

(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h)	any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	unless otherwise indicated, all dollar amounts refer to United States dollars;

(j)	any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3            Time of Essence

Time shall be of the essence of this Agreement.

1.4            Governing Law and Submission to Jurisdiction

(a)	This Agreement shall be governed in all respects by the United States Federal Law, without giving effect to the conflict-of-laws rules thereof to the extent such rules would require or permit the application of the Applicable Laws of another jurisdiction. To the extent that United States Federal Law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the Parties that the Applicable Laws of the State of New York (without giving effect to its conflict-of-laws rules) shall be adopted as the governing rule of decision; provided, that notwithstanding the foregoing, (i) the procedures and matters necessary for the Transaction and actually required by reason of the Company being incorporated under the Applicable Laws of Canada, including but not limited to the procedural requirements for the issuance of the Securities and the actions of the Board, shall be governed by the Applicable Laws of Canada, and (ii) certain mandatory provisions in respect of the Applicable Canadian Securities Legislation shall apply irrespective of the governing law as provided in this Agreement.

(b)	The Company agrees to submit to the exclusive jurisdiction and venue of the federal courts of the Southern District of New York (and its appellate courts) for any and all civil actions, suits or proceedings arising out of or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

(c)	Investor, to the maximum extent permitted by law, irrevocably agrees to submit itself, for any claim arising from, related to, or in connection with this Agreement, the other Transaction Documents, or the transactions contemplated hereby to the jurisdiction of (i) the U.S. Court of Federal Claims (ii) any other Federal court or tribunal of competent jurisdiction; and (iii) appellate courts from any of the foregoing.

(d)	Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, (i) any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason, and (iii) any claim that any Proceeding brought in the above-mentioned courts has been brought in an inconvenient forum or that the venue is improper. Each Party hereto other than Investor hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, that it or its property is exempt or immune from jurisdiction of the above-mentioned courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise). Each Party hereto further irrevocably consents to service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by any Applicable Law.

(e)	THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

1.5            Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.6            Specific Performance

The Company acknowledges that the rights of the Investor to consummate the Transactions are unique and recognizes and affirms that in the event of a breach of this Agreement by the Company, money damages are inadequate and Investor would have no adequate remedy at law. It is accordingly agreed that Investor shall be entitled to (and the Company shall not oppose on the basis that injunctive relief or specific performance is not available due to availability of an adequate remedy at law) an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security, this being in addition to any other remedy to which it is entitled at law or in equity.

1.7            Remedies

Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Agreement or now or hereafter existing at law or in equity.

1.8            Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein.

1.9            Schedules and Appendices

The following Schedules are attached to and form an integral part of this Agreement:

Schedule A	–	Registration and Delivery Instructions
Schedule B	–	Investor Information
Schedule C	–	Form of Investor Participation Rights Agreement
Schedule D	–	Form of Registration Rights Agreement
Schedule E	–	Form of Warrant Certificate

Article 2
PURCHASE OF COMMON SHARES

2.1            Investment in Company

On the terms and subject to the conditions of this Agreement, the Investor agrees on the date hereof to subscribe for and purchase from the Company, and the Company agrees to sell to the Investor, the Units for the Purchase Price.

The Company and the Investor agree that the allocation of the Purchase Price between the Subscription Shares and the Warrants (the “Purchase Price Allocation”) shall be $17,827,686.90 to the Subscription Shares and $100.00 to the Warrants, except as and where otherwise required by applicable rules and regulations, including generally accepted accounting principles in the context of the Company’s audited consolidated financial statements. The Company shall deliver written confirmation of such Purchase Price Allocation to the Investor within a reasonable period following the Closing Date.

2.2            Use of Proceeds

The Company covenants and agrees that the proceeds of the Offering will be invested by the Company into Ambler Metals to be spent by Ambler Metals on the Project.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor as of the date hereof that:

(a)	the Company is a company existing under the laws of British Columbia, is current and up to date with all material filings required to be made under the laws of its jurisdiction of incorporation to maintain its corporate existence and has all requisite corporate power to carry on its business as now conducted and to own, lease or operate its property, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)	NovaCopper US Inc. is a wholly-owned Subsidiary of the Company and is a company existing under the laws of the State of Delaware, is current and up to date with all material filings required to be made under the laws of its jurisdiction of incorporation to maintain its corporate existence and has all requisite corporate power to carry on its business as now conducted and to own, lease or operate its property, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(c)	the Company owns, directly or indirectly, 50% of Ambler Metals, free and clear of any Liens, other than pursuant to the LLC Agreement;

(d)	the Company is not a Restricted Entity nor is it Controlled by a Restricted Entity;

(e)	none of the members of the Board of Directors of the Company nor any Executive Officer of the Company, within the meaning of Rule 3b-7 promulgated pursuant to the U.S. Exchange Act, is a Restricted Entity, is majority-owned or Controlled, directly or indirectly, by a Restricted Entity, or is acting on behalf of a Restricted Entity;

(f)	no broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries for which Investor could have any liability;

(g)	other than as required by the Exchanges and pursuant to the South32 Participation Rights Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the Warrant or the Transactions;

(h)	the Company has the corporate power and authority to enter into this Agreement and the Warrant Certificate and to perform the transactions contemplated hereby and thereby and the issuance and sale by the Company of the Subscription Shares and the Warrants and the issuance of Common Shares upon the due exercise of the Warrants have been authorized by all necessary corporate action of the Company, and this Agreement has been, and the Warrant Certificate will at the Time of Closing have been, executed and delivered by the Company and this Agreement is, and the Warrant Certificate will upon execution and delivery in accordance with the terms hereof and thereof be, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the qualifications that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, dissolution or other laws of general application relating to or affecting the rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered;

(i)	the authorized capital of the Company consists of an unlimited number of Common Shares. At the close of business on July 30, 2026 (the “Capitalization Date”) (i) 172,745,639 Common Shares were issued and outstanding, and (ii) nil Common Shares were reserved and available for issuance pursuant to nil. Since the Capitalization Date through the date of this Agreement, the Company has not issued any securities or established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company's share capital, other than, in each case, pursuant to the vesting or exercise of any equity awards outstanding as of the Capitalization Date;

(j)	each of the execution and delivery of this Agreement and the Warrant Certificate, the performance by the Company of its obligations hereunder or thereunder, the issue and sale of Subscription Shares and the Warrants (and the issuance of Common Shares upon the due exercise thereof) hereunder and the consummation of the transactions contemplated hereby and thereby, respectively, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company, including applicable securities laws; (B) the constating documents of the Company or any resolutions passed by the board of directors or shareholders of the Company which are in effect at the date hereof; or (C) any judgment, decree or order binding the Company or the property or assets of the Company;

(k)	all necessary corporate action has been taken by the Company to authorize the issuance of the Subscription Shares and to create, authorize and issue the Warrants and to reserve the Common Shares issuable upon exercise of the Warrants;

(l)	when issued and delivered by the Company pursuant to this Agreement, against payment of the Purchase Price, the Subscription Shares will be validly issued as fully paid and non-assessable Common Shares of the Company;

(m)	upon valid exercise of the Warrants in accordance with their terms, including payment of the exercise price, the Common Shares underlying the Warrants will be validly issued as fully paid and non-assessable Common Shares of the Company;

(n)	at the Time of Closing, the form of certificate representing the Subscription Shares will be in proper form under the laws of British Columbia and the federal laws applicable therein, the Warrant Certificate will be in proper form under the United States Federal Law and Applicable Laws of Canada, and in each case will comply with the requirements of the Exchanges and will not conflict with the constating documents of the Company;

(o)	the issued and outstanding Common Shares are listed on the Exchanges and the Company is not in default of its listing requirements on the Exchanges;

(p)	the Company has, or will have at the Time of Closing, received the conditional approval of the TSX to the listing of the Subscription Shares and the Warrant Shares for trading on the TSX, subject only to satisfaction by the Company of customary post-closing conditions imposed by the Exchange for such conditional approval;

(q)	the Company has, or will have at the Time of Closing, received the necessary approval of the NYSE American to the listing of the Subscription Shares and the Warrant Shares for trading on the NYSE American, subject only to satisfaction by the Company of customary post-closing conditions imposed by the Exchange for such approval;

(r)	no shareholder approval is required to be obtained by the Company in connection with the transactions contemplated herein;

(s)	the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens, and all of the issued and outstanding shares of capital stock or other equity interest of each such Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities;

(t)	the Company is a reporting issuer in the Reporting Jurisdictions and on the Closing Date will have been a reporting issuer in such provinces and territories for at least four months. The Company is not included on a list of reporting issuers in default maintained by any of the Canadian Securities Regulators of the Reporting Jurisdictions;

(u)	since December 1, 2023, the Company has timely filed (subject to any permitted extension) all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with the Commission under the U.S. Securities Act or the U.S. Exchange Act, and as required to be filed in accordance with Applicable Canadian Securities Legislation (the foregoing, collectively, the “Company Reports”). As of their respective dates of filing, the Company Reports complied in all material respects with the U.S. Securities Act, the U.S. Exchange Act and Applicable Canadian Securities Legislation, as applicable. Each Company Report, as of its date, (A) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (B) complied as to form in all material respects with the applicable requirements of the U.S. Securities Act, the U.S. Exchange Act and Applicable Canadian Securities Legislation;

(v)	as of the date of this Agreement, there are no outstanding or unresolved comments received from any Canadian Securities Regulators with respect to the Company’s public disclosure record and, to the knowledge of the Company, no part of the Canadian public disclosure record is the subject of an ongoing review by any Canadian Securities Regulators;

(w)	as of the date of this Agreement, the Company is an “SEC issuer” as that term is defined in NI 51-102;

(x)	the audited consolidated financial statements of the Company for the year ended November 30, 2025 and the unaudited interim condensed consolidated financial statements of the Company included in the Company Reports, including the notes to such statements and the related auditors’ report on such statements, as applicable (the “Financial Statements”) (i) present fairly, in all material respects, the financial position of the Company on a consolidated basis and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Company on a consolidated basis for the periods specified in such Financial Statements; (ii) have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods involved; and (iii) do not contain any misrepresentation, with respect to the period covered by the Financial Statements;

(y)	the accountants who reported on and certified the Financial Statements are independent chartered accountants with respect to the Company within the meaning of Applicable Canadian Securities Legislation and independent public accountants within the meaning of U.S. Securities Laws and the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States);

(z)	there has not been a “reportable event” (within the meaning of NI 51-102) with the present auditors of the Company and the auditors of the Company have not provided any material comments or recommendations to the Company regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Company;

(aa)	the Company has not issued any capital stock since its most recently filed periodic report under the U.S. Exchange Act, other than pursuant to the exercise or settlement of Equity Awards, the issuance of Common Shares pursuant to the Plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the U.S. Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transaction, except for participation rights pursuant to the South32 Participation Rights Agreement which were waived. Other than pursuant to the South32 Participation Rights Agreement, the ATM Program and the outstanding Equity Awards there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Investor). Other than the outstanding Equity Awards, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Other than the outstanding Equity Awards, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders;

(bb)	the Company and its Subsidiaries, on a consolidated basis and taken as a whole, are Solvent;

(cc)	neither the Company nor any Subsidiary thereof is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940;

(dd)	since the date of the latest audited financial statements included within the Company Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Company Affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made;

(ee)	the Company’s only subsidiaries are the Subsidiaries. Each of the Subsidiaries is an entity incorporated or organized and existing under the laws of the jurisdiction of formation, is current and up-to-date with all material filings required to be made and has the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case as described in the Company Reports, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business;

(ff)	the Company has complied with the requirements of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and Subpart 229.1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”) in all material respects, including, but not limited to, the preparation and filing of technical reports and each of the technical reports filed with respect to the Material Properties accurately sets forth all material facts relating to the properties that are subject thereto as at the date of such report and there is no new material scientific or technical information nor any other fact or circumstance that creates a requirement for updated reports to be filed;

(gg)	the information set forth in the Company Reports relating to the estimates of the mineral resources and reserves of the Material Properties has been prepared in accordance with Canadian industry standards set forth in NI 43-101 and Commission rules set forth in S-K 1300 and the method of estimating the mineral resources and reserves has been verified by “qualified persons” (as such term is defined in NI 43-101 and S-K 1300) and the information upon which such estimates were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material adverse changes to such information since the date of delivery or preparation thereof;

(hh)	the Company and the Subsidiaries apply a quality assurance program and quality control measures (collectively, the “QA/QC”) to provide reasonable assurance regarding the precision and accuracy of their assay data. The Company and the Subsidiaries are not aware of any material weaknesses in the QA/QC and maintains security measures that are designed to provide assurance in the Company’s and the Subsidiaries’ sample preparation, sample dispatches, sample security, sample splitting and reduction, data verification, and testing, assaying and analytical procedures;

(ii)	all scientific and technical information set forth in the Company Reports has been reviewed or will be reviewed by a “qualified person” as required under NI 43-101 and the Company has made available to the authors of each of the technical reports filed with respect to the Material Properties, prior to the issuance of such report, for the purpose of preparing such report, all information available to the Company and requested by the authors, which information did not contain any misrepresentation at the time such information was so provided;

(jj)	there are no complaints, issues, proceedings, or discussions, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop or operate the Material Properties in a manner that would have a Material Adverse Effect on the Company;

(kk)	to the knowledge of the Company, all activities on the Material Properties have been conducted in all material respects in accordance with good engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with in all material respects on the Material Properties;

(ll)	the Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to the properties underlying the Material Properties, and no dispute between the Company and any local, native, aboriginal or indigenous group exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected to have a Material Adverse Effect;

(mm)	except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Authorities that are required in order to permit them to own or lease the properties and assets that they presently owned or lease and to carry on their business as presently conducted, and other than as set forth herein, no other permits, licenses, franchises, authorizations, orders and approvals are required to be made or obtained by the Company and the Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company and the Subsidiaries and the consummation of the Transactions;

(nn)	neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the U.S. Securities Act, and the rules and regulations of the Commission promulgated thereunder), which might subject the offering, issuance or sale of any of the Securities to Investor pursuant to this Agreement to the registration requirements of the U.S. Securities Act;

(oo)	the businesses of the Company and the Subsidiaries are being conducted in compliance in all material respects with all Applicable Laws. There are no Proceedings by or against the Company and the Subsidiaries pending (of which the Company and the Subsidiaries have received notice or otherwise have knowledge) by or before any Governmental Authority, or, to the Company’s or the Subsidiaries’ knowledge, threatened to be brought by or before any Governmental Authority, that has had or would reasonably be expected to have a Material Adverse Effect. There is no unsatisfied order outstanding against or any open injunction binding upon the Company or the Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect;

(pp)	the Company and the Subsidiaries (i) are, and at all prior times in the prior three (3) years were, in compliance with any and all applicable federal, state, local, tribal and foreign laws, rules, regulations, ordinances, codes, requirements, decisions and orders relating to exploration, mining and related activities applicable to the Material Properties (collectively, “Mining Laws”); (ii) have received and are in compliance in all material respects with all permits under applicable Mining Laws necessary to conduct their businesses as currently conducted; and (iii) have not received notice of any actual or potential liability under or relating to any Mining Laws and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except, in the case of each of clauses (i), (ii) and (iii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(qq)	no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or the Subsidiaries is a party to or as to which any property of the Company or the Subsidiaries or by which the Company or the Subsidiaries may be bound or to which any of the properties or assets of the Company or the Subsidiaries are subject;

(rr)	there is no Proceeding pending involving the Company or the Subsidiaries or, to the Company’s and the Subsidiaries’ knowledge, any executive officer or director which would reasonably be expected to adversely affect or challenge the legality, validity or enforceability of this Agreement;

(ss)	neither the Company nor the Subsidiaries, nor, to the Company’s or the Subsidiaries’ knowledge, any director, officer, agent, employee or Company Affiliate of the Company or the Subsidiaries or any other person acting on behalf of the Company and the Subsidiaries, has, directly or indirectly, (a) given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the Company or the Subsidiaries’ ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company and the Subsidiaries (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or other Proceeding, (ii) if not given in the past, might have had a Material Adverse Effect, (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and the Subsidiaries, or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or any applicable non-U.S. anti-bribery statute or regulation; (b) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (c) received notice of any investigation, inquiry, or other Proceeding by any Governmental Authority regarding any of the matters in clauses (a) or (b) above; and the Company and the Subsidiaries and, to the knowledge of the Company and the Subsidiaries, the Company’s and the Subsidiaries’ affiliates, have conducted their respective businesses in compliance in all material respects with applicable anti-bribery laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company and the Subsidiaries have taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and the Subsidiaries to comply in all material respects with applicable anti-bribery laws;

(tt)	no material labor dispute with the employees of the Company or the Subsidiaries currently exists or, to the knowledge of the Company, is imminent. Neither the Company nor the Subsidiaries is a party to any collective bargaining agreement and, to the knowledge of the Company, no action has been taken or is contemplated to organize any employees of the Company or the Subsidiaries.

(uu)	neither the Company, nor the Subsidiaries nor, to the Company’s or Subsidiaries’ knowledge, any director, officer, agent, employee or Company Affiliate of the Company or the Subsidiaries, or any other person acting on behalf of the Company or the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company and the Subsidiaries will not, directly or indirectly, use any payments received by them pursuant to this Agreement, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of unlawfully financing the activities of or business with any person that is the subject or target of any U.S. sanctions administered by OFAC, or any country or territory subject to a comprehensive economic sanctions imposed by OFAC;

(vv)	the Company and the Subsidiaries are in compliance with all foreign, federal, state and local Applicable Laws relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Effect. In the Company’s and the Subsidiaries’ ordinary course of business, the Company and the Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their respective business and assets, in the course of which they identify and evaluate any associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or governmental permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company and the Subsidiaries have reasonably concluded that such associated costs and liabilities would not reasonably be expected to result, singularly or in the aggregate, in a Material Adverse Effect;

(ww)	the Company and each Subsidiary thereof has timely filed all material federal, provincial, state and other tax returns and reports required to be filed, and has paid all material federal, provincial, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP. The Company is not aware of any claims or adjustments proposed for any of the Company or its Subsidiaries’ prior tax years which could result in additional material taxes becoming due and payable;

(xx)	the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost;

(yy)	there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, state or foreign securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any foreign securities regulator involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the U.S. Exchange Act or the U.S. Securities Act;

(zz)	the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, provincial, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and either (A) the payment of which is neither delinquent nor subject to penalties or (B) are being contested in good faith by appropriate proceedings. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance;

(aaa)	none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services or separation from services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including Equity Awards under the Plans;

(bbb)	the Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in U.S. Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the Company’s effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the Company’s most recently filed periodic report under the U.S. Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the U.S. Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the U.S. Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries;

(ccc)	assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the U.S. Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby;

(ddd)	no Person has any right to cause the Company or any Subsidiary to effect the registration under the U.S. Securities Act or any foreign securities laws of any securities of the Company or any Subsidiary;

(eee)	the Common Shares are registered pursuant to Section 12(b) or 12(g) of the U.S. Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the U.S. Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Exchange on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Exchange. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer;

(fff)	neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor;

(ggg)	the Company’s accounting firm is set forth in the Company Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the U.S. Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the next fiscal year;

(hhh)	(i) there has been no material security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and at all times during the last year maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices;

(iii)	(i) the Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance in all material respects with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation and to the extent applicable to Company, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, materially comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) to the extent required by Privacy Laws, the Company provides and/or makes available accurate notice of its collection, storage, use, disclosure, handling and analysis of Personal Data to its customers, employees, third party vendors and representatives as required by the Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. To the knowledge of Company, (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law;

(jjj)	the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened;

(kkk)	with respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the U.S. Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the 'Bad Actor' disqualifications described in Rule 506(d)(1)(i) to (viii) under the U.S. Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder;

(lll)	any final judgment for a fixed or determined sum of money rendered by any U.S. federal court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of British Columbia or Canada, without reconsideration or re-examination of the merits; and

(mmm)	the Company has irrevocably submitted to the personal jurisdiction of the United States District Court for the Southern District of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

3.2            Representations and Warranties of the Investor

The Investor represents, warrants and covenants to the Company (and acknowledges that the Company and its counsel, are relying thereon) that both at the date hereof and at the Time of Closing:

(a)	it is not resident in any province or territory of Canada;

(b)	it is purchasing the Securities as principal and it acknowledges that the certificate(s) representing the Securities will be endorsed with legends stating that the Securities will be subject to restrictions on resale in accordance with Applicable Canadian Securities Legislation;

(c)	the Investor has such knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of acquiring the Securities, including the risk that the Investor could lose the entire value of the Securities, and has so evaluated the merits and risks of such acquisition;

(d)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the distribution of the Securities;

(e)	it understands that the Securities have not been registered under the U.S. Securities Act and are being offered for sale only on a “private placement” basis in reliance upon the exemption from registration under the U.S. Securities Act afforded by Section 4(a)(2), and it is purchasing the Securities as principal for its own account, not for the benefit of any other Person, for investment only and not with a view to the resale or distribution, directly or indirectly, of all or any of the Securities, in violation of the U.S. Securities Act;

(f)	it understands the Warrants may not be exercised unless exemptions are available from the registration requirements of the U.S. Securities Act and the securities laws of all applicable states;

(g)	other than the representations and warranties of the Investor set forth in Section 3.2, neither the Investor nor any other Person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Company by or on behalf of the Investor with respect to the purchase of the Securities contemplated hereby, and, except for such representations or warranties in Section 3.2, nothing contained in any documents provided or statements made by or on behalf of the Investor to the Company is, or shall be relied upon as, a promise or representation by the Investor or any other Person that any such information is accurate or complete with respect to such purchase of the Securities.

3.3            Survival of Representations and Warranties

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Company or the Investor or on behalf of any of them.

3.4            Legends

The Investor acknowledges that the certificates representing the Securities (and the common shares issuable upon exercise of the Warrants, if required) will bear legends in substantially the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●], 2026” [the date which is four months and one day after the Closing Date will be inserted]

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM.”

[US LEGEND FOR WARRANT] “THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

and also acknowledges that the certificates representing the Securities may bear a legend in substantially the following form and with the necessary information inserted if required by the policies of the Exchange (such legend, the “TSX Legend”):

“THE [SHARES UNDERLYING THE WARRANTS / SECURITIES] REPRESENTED BY THIS WARRANT CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY WARRANT CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

provided that subsequent to the date which is four months and one day after the Closing Date the certificates representing the Securities may be exchanged for certificates bearing no TSX Legend.

The Investor also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions; that it is solely responsible for complying with such restrictions; and that the Company is not responsible for ensuring compliance by the Investor of the applicable resale restrictions.

Notwithstanding anything to the contrary herein, the Investor shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Warrant Shares until the earlier of (i) the date that is three (3) years after the AAP Completion Date and (ii) the Additional Improvements Completion Date, in each case subject to compliance with Applicable Law. The foregoing restriction and the TSX Legend shall be reflected in the Warrant Certificate and any applicable legends or stop transfer instructions.

Article 4
CLOSING

4.1            Closing

The Closing for the purchase and sale of the Units shall occur (a) remotely via the electronic exchange of documents and signatures at the Time of Closing on the date that is one (1) Business Day following the satisfaction or waiver of all conditions set forth in Section 4.2, Section 4.3 and Section 4.4 (other than conditions which, by their nature, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions by the Party or the Parties entitled to the benefit thereof) or (b) such other date and time as the Parties mutually agree upon in writing (the “Closing Date”).

4.2            Mutual Conditions to Closing

The obligation of each Party to consummate the Transactions is subject to the fulfillment of each of the following conditions:

(a)	the authorization, continued authorization and/or reauthorization of relevant authorities by the United States Congress;

(b)	the availability of appropriations;

(c)	the satisfactory completion of the FOCI review by the United States federal Governmental Authority and confirmation that there are no negative findings with respect thereto;

(d)	the Investor and South32 shall have consummated the Concurrent South32 Sale concurrently with the Time of Closing;

(e)	the Registration Rights Agreement shall have been executed by the parties thereto and shall be in full force and effect as of the Time of Closing;

(f)	the Investor Participation Rights Agreement shall have been executed by the parties thereto and shall be in full force and effect as of the Time of Closing;

(g)	the Exchanges shall have conditionally approved the transactions contemplated herein, subject only to the delivery of customary post-closing documentation; and

(h)	the Cooperation Agreement shall have been executed by the parties thereto and shall be in full force and effect as of the Time of Closing.

4.3            Company Closing Deliveries and Investor Conditions

The Investor’s obligation to purchase the Units at the Time of Closing shall be subject to the following conditions:

(a)	Representation; Covenants.

(i)	Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as and when made and at and as of the Time of Closing as though such representations and warranties were made at and as of the Time of Closing.

(ii)	All covenants, agreements and conditions of the Company contained in this Agreement to be completed prior to the Time of Closing shall have been performed or completed in all material respects by the Company.

(b)	Delivery of Share Certificate or DRS. The Investor shall have received at the Time of Closing a share certificate or DRS representing the Subscription Shares registered in the name of the Investor (or as the Investor may direct), duly executed and issued by the Company and registered in the share register of the Company in the name of the Investor (or as the Investor may direct).

(c)	Delivery of Warrants. The Investor shall have received at the Time of Closing 6,161,678 Warrants registered in the name of the Investor (or as the Investor may in writing direct), duly executed and issued by the Company.

(d)	Restricted Entity. The Investor has received an officer’s certificate signed by a named executive officer of the Company confirming that, based on available public filings, the Company is not Controlled by any Restricted Entities.

4.4            Investor Closing Deliveries and Company Conditions

The Investor acknowledges and agrees that the obligations of the Company to sell the Units at the Time of Closing shall be subject to the following conditions:

(a)	Representations; Covenants.

(i)	Each of the representations and warranties made by the Investor herein shall be accurate in all material respects as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing.

(ii)	All covenants, agreements and conditions of the Investor contained in this Agreement to be completed prior to the Time of Closing shall have been performed or completed in all material respects by the Investor.

(b)	Deliveries. The Investor shall deliver, or cause to be delivered to the Company, payment of the Purchase Price.

4.5            Termination

This Agreement may be terminated by the mutual written consent of the Investor and the Company.

Article 5
ADDITIONAL COVENANTS

5.1            Board Nomination Right

(a)	Until October 6, 2028, the Investor shall be entitled, but not obligated, to designate one (1) independent third-party nominee (the “Board Designee”) for election or appointment to the Board from time to time and the Board, or a committee thereof, will promptly cause to be appointed, and recommend for election at each annual meeting of shareholders commencing with the annual meeting to be held in the year 2027 the Board Designee, if any, selected by the Investor following the Investor delivering existing members of the Board with the name and biography of such proposed nominee and discussing the appointment of such nominee in good faith with the Board; provided however that (i) the Board Designee satisfies the Company’s eligibility criteria of general application (as determined in good faith by the Board or an authorized committee thereof) for director candidates, the rules of the Exchanges (or any other stock exchanges on which the Common Shares may be listed from time to time) and the Act, and (ii) the Board, or an authorized committee thereof, determines that the Board Designee is “independent” pursuant to applicable United States and Applicable Canadian Securities Legislation, including Rule 10A-3, Rule 10C-3 and Rule 16b-3 under the U.S. Exchange Act (collectively, the “Director Eligibility Criteria”).

(b)	Subject to the foregoing, the initial Board Designee shall be appointed to the Board as promptly as practicable (and in any event within the later of (i) ten (10) Business Days following receipt of notice of the identity of such Board Designee, and (ii) the Closing Date).

(c)	The Company shall provide the Investor with written notice (the “Nomination Notice”), promptly, and in any event, not less than 60 days in advance of the date set for the meeting of shareholders at which directors are to be elected. The Nomination Notice shall include a request for the identification of the Board Designee and the detailed information required to be included in an information circular with respect to the appointment of any Board Designee. The Investor shall be required to, not later than forty-five (45) days in advance of the date set for a meeting of shareholders of which the Investor is notified pursuant to a Nomination Notice, provide the Company with written notice of the identity and particulars requested in the Nomination Notice. If the Investor does not advise the Company of the identity of the Board Designee at least forty-five (45) days prior to the date set for the meeting of shareholders at which directors are to be elected (for any reason other than failure by the Company to provide the Investor with the Nomination Notice within the period prescribed above), then the Investor will be deemed to have nominated the incumbent Board Designee, or if there is no incumbent Board Designee, no nominee.

(d)	The Company shall endorse and recommend each Board Designee for election to the Board and shall vote any shares in respect of which management is granted a discretionary proxy in favor of the election of such Board Designee to the Board at every such meeting. If any Board Designee nominated by the Investor is not validly elected at a meeting of the shareholders of the Company, the Company shall promptly cause to be appointed a replacement Board Designee nominated by the Investor who satisfies the Director Eligibility Criteria.

(e)	The Investor acknowledges that any appointment to the Board must be ratified annually by a shareholder vote at the Company’s annual general or special meetings of shareholders.

(f)	So long as the Board Designee serves as a member of the Board, such Board Designee shall be entitled to serve on all of the committees of the Board provided that such Board Designee satisfies the eligibility criteria for such committee, also including with regard to committee independence requirements. Without limiting the foregoing, the Company shall appoint the Board Designee to the Audit Committee and any technical, reserves or similar committee of the Board, in each case to the extent permitted by Applicable Law and stock exchange independence requirements.

(g)	If a Board Designee ceases to be a director of the Company for any reason, the Investor shall nominate another Board Designee to fill the vacancy thereby created, and as soon as reasonably possible following that nomination, the Company shall fill the vacancy by electing or appointing that nominee as a director; provided however that the Board Designee meets the Director Eligibility Criteria.

(h)	In the event that the Company determines that any Board Designee (i) is not qualified under any Applicable Law to serve as a director of the Company, (ii) fails to comply with the Company’s corporate governance policies, Code of Business Conduct and Ethics or Majority Voting Policy; the Company will provide to the Investor written notice of its determination together with the grounds for such determination. In such an event, the Investor shall cause the Board Designee to resign (if he or she is still serving as a director) following which the Investor shall be entitled to select another individual as a replacement Board Designee and, so long as such individual meets the Director Eligibility Criteria, the Company shall cause such replacement Board Designee to be elected or appointed as a director as soon as reasonably practicable (it being acknowledged that any such appointment may be reasonably delayed in the event that the Company has already mailed an information circular in respect of a shareholder meeting at which directors are to be elected).

(i)	Each Board Designee shall be entitled to the benefit of any directors’ liability insurance or indemnities to which the other directors of the Company are entitled or have the benefit thereof.

(j)	Each Board Designee shall be entitled to compensation consistent with the compensation received by other non-employee independent members of the Board, including any fees and equity awards, and shall be reimbursed for all reasonable expenses related to its service on the Board on a basis that is consistent with the Company’s policies for director reimbursement.

(k)	The Company covenants and agrees that it shall immediately remove from the Audit Committee and any technical, reserves or similar committee of the Board, any director who becomes subject to a “Bad Actor” disqualification as defined under Rule 506(d) of the U.S. Securities Act, or who is formally indicted, convicted, or subject to a final, non-appealable order or sanction by the Commission or a court of competent jurisdiction for securities fraud, intentional financial misstatement, or gross breach of fiduciary duty. The Company shall provide the Investor with written notice within forty-eight (48) hours after the Company becomes aware of any such indictment, conviction, order or sanction against any active director.

5.2            Observer Right

(a)	For so long as the Investor beneficially owns at least 8,000,000 Common Shares (subject to appropriate adjustment for any share splits, share consolidations, combinations, recapitalizations or other similar events), the Investor shall be entitled to designate one representative (who may change from time to time upon thirty (30) days’ written notice to the Company) as an observer (an “Observer”) to attend all meetings of the Board. The Observer shall have the right to receive notice of, and review the same information and materials (“Board Materials”) as are provided to Directors for, such meetings and to speak at such meetings, but shall not be entitled to vote. The Company shall deliver to the Observer copies of any resolutions proposed to be adopted by the Board at the same time as such resolutions are circulated to members of the Board or any committee of the Board. Prior to the Observer attending the first meeting of the Board, the Investor shall cause the Observer to sign a customary non-disclosure agreement provided by the Company, provided that any such non-disclosure agreement is reasonable in both form and in substance, and sign an acknowledgement agreeing to be bound by the Company’s disclosure and insider trading policies. The Investor shall be liable for any breaches of the confidentiality and use-restriction provisions set forth in such agreements and acknowledgements by the Observer. The Observer shall be reimbursed for all reasonable expenses related to attending all meetings of the Board on a basis that is consistent with the Company’s policies for Director reimbursement, as if the Observer were a member of the Board. The Observer shall not be entitled to any other compensation by the Company.

(b)	Notwithstanding anything to the contrary in this Agreement, the Company may exclude the Observer from access to any Board Materials or from any meeting of the Board or any committee of the Board (or any portion of such meeting) if the Board concludes that: (i) such exclusion is necessary to preserve the solicitor-client or litigation privilege between the Company and/or its Company Affiliates and their respective counsel (provided that any such exclusion shall only apply to such portion of such Board Materials or meeting which would be required to preserve such privilege); (ii) such Board Materials or discussion relates to the Company’s or its Company Affiliates’ relationship, contractual or otherwise, with the Investor or its Affiliates or any actual or potential transactions between or involving the Company or its Company Affiliates and the Investor or its Affiliates; (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company or any of its Company Affiliates is a party or otherwise bound; or (iv) such exclusion is necessary to comply with Applicable Laws; provided, however, that the Observer shall not be excluded under clause (i) from any discussions, executive sessions, or portions of meetings concerning (A) the permitting status of or litigation regarding the Ambler Access Project, (B) audits or assessments of the Company’s mineral resources or reserves, or (C) the Company’s financial statements or internal controls, unless outside legal counsel provides a written opinion or otherwise advises that the Observer’s presence would waive the attorney-client privilege with respect to a specific and active legal claim asserted directly by or against the United States government or the United States Department of Defense.

5.3            Debt Covenant

Until the earlier of (i) January 1, 2029 or (ii) any Change of Control, the Company shall not incur any Borrowed Debt in excess of $1,000,000,000 in the aggregate without the prior written approval of the Investor (such approval not to be unreasonably withheld).

5.4            AAP Completion Date Notice

Pursuant to the Cooperation Agreement, Ambler Metals is required to provide prompt written notice to the Investor upon the occurrence of each of the AAP Completion Date and the Additional Improvements Completion Date, and to use commercially reasonable efforts to obtain a written undertaking from AIDEA and/or the Engineering Firm to provide prompt written notice directly to the Investor upon the occurrence of each such date. The notice delivered with respect to each of the AAP Completion Date and the Additional Improvements Completion Date is referred to herein as the “AAP Notice”.

5.5            Restricted Entity Event

The Parties acknowledge and agree that the definition of “Restricted Entity Event” and the rights, remedies, restrictions, obligations and consequences arising from or relating to a Restricted Entity Event are set forth in, and governed exclusively by, the Cooperation Agreement, including any notice provisions, agreements or covenants set forth therein. The Company shall not take any action the primary purpose of which is to circumvent the operation of the Restricted Entity Event provisions of the Cooperation Agreement.

5.6            Officer’s Certificate

(a)	For so long as the Investor holds at least 8,165,570 of the issued Common Shares of the Company (subject to appropriate adjustment for any share split, share consolidation, stock dividend, combination, recapitalization or other similar event), the Company agrees, from time to time upon request, to:

(i)	Promptly provide the Investor a certificate of a named executive officer of the Company, certifying that the Purchase Price and any funds provided by the Investor to the Company pursuant to the Transactions have been invested by the Company pursuant to Section 2.2 herein; and

(ii)	Cause a certificate of a named executive officer of Ambler Metals, certifying that it has contributed funds as set forth in Section 2.2 herein to be delivered to the Investor.

5.7            Information and Audit Rights

For so long as the Investor beneficially owns at least 4,107,785 Common Shares of the Company (subject to appropriate adjustment for any share split, share consolidation, stock dividend, combination, recapitalization or other similar event):

(a)	the Company shall provide written notice to the Investor within forty-eight (48) hours after becoming aware of any new material legal claim or material development in any existing claim, any inquiry or investigation by the Commission or other securities regulator, or any bone fide whistleblower complaint relating to the Company;

(b)	the Company shall permit a representative of the Investor, at the expense of the Company, to visit the principal executive office of the Company during normal business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and its independent public accountants, and to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(c)	the Company shall allow the Investor and permit the Investor access to examine all the Company’s and its Subsidiaries’ respective books of account, records, reports and other papers, to make copies or extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested in writing.

5.8            Indemnification

(a)	The Company shall indemnify, defend and hold harmless the Investor, its Affiliates and each of their respective officers, directors, employees, agents and representatives (collectively, the “Investor Indemnitees”) from and against any and all losses (excluding indirect or consequential losses and lost profits), damages, liabilities, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys' fees and disbursements) that any Investor Indemnitee may suffer or incur arising out of or resulting from (i) any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement, or (ii) any violation by the Company of applicable United States federal or state securities laws or Applicable Canadian Securities Legislation in connection with the Transactions.

(b)	The indemnification obligations of the Company under this Section together with any indemnification obligations of the Company and its Subsidiaries under the Cooperation Agreement shall be limited to the Purchase Price, except that such limitation shall not apply to losses arising out of or resulting from fraud, willful misconduct or intentional misrepresentation.

(c)	The indemnification obligations of the Company under this Section shall not apply to matters that are the subject of the indemnification provisions of the Registration Rights Agreement.

5.9            Post-Closing Filings

The Company undertakes to file, or cause to be filed, all forms, notices or undertakings required to be filed or delivered by the Company in connection with the issue of the Securities with the applicable securities regulatory authorities and the Exchanges (including a Form 45-106F1 with the applicable Canadian Securities Regulators).

5.10          Investor Notification

The Investor will, upon ten (10) Business Days notice, provide the Company with details of its beneficial ownership of Common Shares.

5.11          Survival

The covenants of the Company and the Investor in this Article 5 shall survive the Closing.

Article 6
GENERAL PROVISIONS

6.1            Notices

(a)	Any notice or other communication that is required or permitted to be given hereunder shall be in writing and shall be validly given delivered in person (including by courier service) or by email as follows:

(i)	in the case of the Investor:

United States Department of Defense

The Office of Industrial Base Policy

Assistant Secretary of Defense

Pentagon, Washington, DC 20301

Attention: Deputy Chief of Staff to the Deputy Secretary of Defense

Email: [redacted]

With a copy to:

McDermott Will & Schulte LLP

2049 Century Park East, Suite 3200

Los Angeles, CA 90067-3206

Attention: Edward Zaelke

Email: [redacted]

(ii)	in the case of the Company:

Trilogy Metals Inc.
510 Burrard Street, Suite 901
Vancouver, British Columbia V6C 3A8

Attention:      Elaine Sanders

Email:              [redacted]

(b)	Any such notice or other communication shall be deemed to have been given and received (i) when personally delivered, or delivered by same-day courier; or (ii) on the fourth business day after mailing by registered or certified mail, postage prepaid, return receipt requested; or (iii) upon delivery when sent by nationally recognized prepaid overnight express delivery service (e.g., FedEx, UPS); or (iv) when sent by email or facsimile and upon the receipt by the sending party of written confirmation by the receiving party; provided, however, that an automated facsimile or email confirmation of delivery or read receipt shall not constitute such confirmation.

(c)	Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 6.1.

6.2            Investor Acknowledgement

The Investor acknowledges that Company may request that Investor provide certain information to the Company. Such information is being collected by the Company for the purposes of completing the Offering, which includes, without limitation, determining the Investor’s eligibility to purchase the Securities under Applicable Canadian Securities Legislation, preparing and registering certificates representing the Securities to be issued to the Investor and completing filings required by any stock exchange or securities regulatory authority. The Investor’s information will be included in closing books prepared in connection with the Offering and may be disclosed by the Company to: (i) stock exchanges and/or securities regulatory authorities (including the Ontario Securities Commission and the British Columbia Securities Commission (“BCSC”)); (ii) the Company’s registrar and transfer agent; (iii) Canadian tax authorities; (iv) any of the other parties involved in the Offering, including legal counsel; and (v) other parties subsequent to the Offering, including legal counsel, reviewing closing books prepared in connection with the Offering. By executing this Agreement, the Investor:

(a)	consents to the foregoing collection of Investor’s information only to the extent any requested documents would otherwise be subject to disclosure under the Freedom of Information Act, 5. U.S.C. § 552 (FOIA),

(b)	consents to the filing of copies or originals of any of the Investor’s documents delivered in connection with this Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby and expressly consents to the collection, use and disclosure of the Investor’s information by the Exchanges for the purposes identified by such exchange, from time to time; and

(c)	acknowledges that it has been notified by the Company that any Investor information delivered in connection with this Agreement that is required under Form 45-106F1 (i) will be delivered by the Company to the securities regulatory authority or regulator in the local jurisdiction(s), (ii) is being collected on behalf of and used by the securities regulatory authority or regulator under the authority granted in securities legislation for the purposes of the administration and enforcement of such securities legislation, (iii) will not be placed on the public file of any securities regulatory authority or regulator and (iv) may be made available if freedom of information legislation so requires the securities regulatory authority or regulator to make this information available if requested. The Investor further acknowledge that it has been informed by the Company that, if the Investor has any questions about the collection and use of this information, it may contact the securities regulatory authority or regulator in the local jurisdiction(s) where the report is filed, at the address(es) listed at the end of Form 45-106F1. The address for the BCSC is:

P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
1-604-899-6854
1-800-373-6393

6.3            Expenses

Subject to the obligations of Ambler Metals to the Investor pursuant to the Cooperation Agreement, the Company will pay for the Investor’s reasonable and documented internal and external costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein. The Company shall pay for its own internal and external costs and expenses incurred in connection with the Transactions.

6.4            Further Assurances

Each of the parties hereto shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

6.5            Amendments

No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

6.6            Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other parties.

6.7            Successors and Assigns

This Agreement shall inure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

6.8            No Partnership

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.

6.9            Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (whether by facsimile, email, DocuSign or other electronic means), with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF this Agreement has been executed by the parties.

TRILOGY METALS INC.

By:	/s/ Tony Giardini
	Name:	Tony Giardini
	Title:	President and Chief Executive Officer

UNITED STATES DEPARTMENT OF DEFENSE

By:	/s/ Michael P. Duffey
	Name:	Hon. Michael P. Duffey
	Title:	Under Secretary of War for Acquisition and Sustainment

[Signature Page to Investment Agreement]

SCHEDULE A

REGISTRATION AND DELIVERY INSTRUCTIONS

1.	Delivery: Please deliver the certificates representing the Securities to:

Name

Account reference, if applicable

Contact name

Address, including postal or zip code

Telephone number

2.	Registration: The certificates representing the Securities which are to be delivered at Closing should be registered as follows:

Name

Account reference, if applicable

Address, including postal or zip code

Words and terms herein with the initial letter or letters thereof capitalized and defined in the Investment Agreement shall have the meanings given to such capitalized words and terms in the Investment Agreement.

SCHEDULE B

INVESTOR INFORMATION

Investor’s Present Holdings:

The Investor represents that securities of the Company presently owned (beneficially, directly or indirectly) by the Investor or over which the Investor exercises control or direction, are as follows (please indicate “nil” if you do not currently own or control any securities of the Company):

Type of Securities Presently Owned	Number or Amount

The Investor represents that the Investor is ☐ or is not ☐ (check one) an insider of the Company (as defined below).

The Investor represents that the Investor is ☐ or is not ☐ (check one) a promoter of the Company (as defined below).

The Investor represents that the Investor is ☐ or is not ☐ (check one) a registrant (as defined below).

“insider” means: (a) a director or an officer of an issuer; (b) a director or an officer of a person that is itself an insider or a subsidiary of an issuer; (c) a person that has (i) beneficial ownership of, or control or direction over, directly or indirectly, or (ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of an issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; (d) an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security; (e) a person designated as an insider in an order made under the Securities Act (British Columbia); or (f) a person that is in a prescribed class of persons;

“promoter” means a person who (a) acting alone or in concert with one or more other persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) in connection with the founding, organization or substantial reorganization of the business of the issuer, directly or indirectly receives, in consideration of services or property or both, 10% or more of a class of the issuer’s own securities or 10% or more of the proceeds from the sale of a class of the issuer’s own securities of a particular issue, but does not include a person who (c) receives securities or proceeds referred to in paragraph (b) solely (i) as underwriting commissions, or (ii) in consideration for property, and (d) does not otherwise take part in founding, organizing or substantially reorganizing the business; and

“registrant” means a person registered or required to be registered under the Securities Act (British Columbia).

SCHEDULE C - FORM OF INVESTOR PARTICIPATION RIGHTS AGREEMENT

SCHEDULE D - FORM OF REGISTRATION RIGHTS AGREEMENT

SCHEDULE E - FORM OF WARRANT CERTIFICATE